AMENDED AND RESTATED CODE OF BY-LAWS
OF
FIRST FINANCIAL CORPORATION

(Effective February 16, 2021)

Article I
Offices

Section 1.    Principal Office. The principal office (the “Principal Office”) of First Financial Corporation (the “Corporation”) shall be at One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, or such other place as shall be determined by resolution of the Board of Directors of the Corporation (the “Board”).

Section 2.    Other Offices. The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.

Article II
Seal

Section 1.    Corporate Seal. The seal of the Corporation (the “Seal”) shall be circular in form and shall have inscribed thereon the words “First Financial Corporation” and “State of Indiana.” In the center of the seal shall appear the word “Seal.” Use of the Seal or an impression thereof shall not be required and shall not affect the validity of any instrument whatsoever.

Article III
Shareholder Meetings

Section 1.    Place of Meeting. Each annual meeting (“Annual Meeting”) or special meeting (“Special Meeting”) of the shareholders of the Corporation (the “Shareholders”) (each, a “Meeting”) shall be held at the Principal Office, unless a different place is specified in the notice or waiver of notice of such Meeting or by resolution of the Board or the Shareholders, in which event such Meeting may be held at the place so specified, either within or without the State of Indiana. Notwithstanding the forgoing, any Meeting may be held by means of remote communication in accord with Section 14 below, whether in addition to, or as substitution for, an in-person Meeting, as may from time to time be designated by the Board, or as may be specified in the notices or waivers of notice of such Meetings.

Section 2.    Annual Meeting. The Annual Meeting shall be held each year at 11:00 A.M. on the third Wednesday in April (or, if such day is a legal holiday, on the next succeeding business day not a legal holiday), for the purpose of electing directors of the Corporation (“Directors”) and for the transaction of such other business as may legally come before the Annual Meeting. If for any reason the Annual Meeting shall not be held at the date and time herein provided, the same may be held at any time thereafter, or the business to be transacted at such Annual Meeting may be transacted at any Special Meeting called for that purpose. Failure to hold an Annual Meeting within such time period shall not work any forfeiture or dissolution of the Corporation and shall not affect otherwise valid corporate acts.

Section 3.    Special Meeting. Special Meetings, for any purpose or purposes, unless otherwise required by applicable law or the Articles of Incorporation of the Corporation, as amended (the “Articles”), may only be called by the Chairman (as hereinafter defined in Article IV) or by the Board pursuant to a resolution adopted by a majority of the total number of Directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a Special Meeting.

Section 4.    Notice of Meetings. A written or printed notice of each Meeting, stating the date, time, and place and/or the means of remote communication, if any, by which Shareholders may be considered present, either in person or by proxy, and vote at the Meeting, and in case of a Special Meeting, the purpose or purposes for which the Special Meeting is called, shall be mailed by the Secretary to each Shareholder of record entitled by the Articles and applicable law to vote at such Meeting, at such address as appears upon the records of the Corporation, at least ten (10) days, but not more than sixty (60) days, before the date of the Meeting. Notice of any adjourned Meeting shall not be required to be given if the date, time, and place of the new Meeting and means of remote communication, if any, by which Shareholders may be considered to be present in person or represented by proxy and vote at the adjourned Meeting, is announced at the Meeting at which the adjournment is taken, except as may be expressly required by applicable law.

Section 5.    Waiver of Notice of Meetings. Notice of any Meeting may be waived in a signed writing delivered to the Corporation by any Shareholder before or after the date and time of the Meeting. Attendance, in person or by proxy, at or participation by remote communication in any such Meeting, shall constitute a waiver of notice of such Meeting and a waiver to objections to consideration of a particular matter that is not within the purpose or purposes if described in the Meeting notice, unless such Shareholder at the beginning of the Meeting objects to holding the Meeting or transacting business at the Meeting or to considering the matter when it is presented. Each Shareholder who has, in the manner above provided, waived notice of a Meeting, who personally attends a Meeting, who is represented at a Meeting by a proxy authorized to appear by an instrument of proxy, or who participated via remote communication, shall be conclusively presumed to have been given due notice of such Meeting.

Section 6.    Addresses of Shareholders. The address of any Shareholder appearing on the records of the Corporation, or appearing on the records maintained by the transfer agent of the Corporation, if the Corporation has appointed a transfer agent, shall be deemed to be the latest address of such Shareholder for the capital stock held by such Shareholder.

Section 7.    Quorum. At any Meeting, the holders of a majority of the voting power of all shares of the Corporation (“Shares”) issued and outstanding and entitled to vote at such Meeting, present in person or by proxy, shall constitute a quorum, unless otherwise provided by law, the Articles, or this Code of By-Laws of the Corporation, as may be amended from time to time (these “By-Laws”). In the absence of a quorum, the person serving as Chairman or the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting until a quorum shall be constituted. At any such adjourned Meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original Meeting, but only those Shareholders entitled to vote at the original Meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board for the adjourned Meeting.

Section 8.    Voting. At each Meeting, every Shareholder entitled to vote shall have one (1) vote for each Share standing in his, her, or its name on the books of the Corporation on the date for the determination of Shareholders entitled to vote, on all matters coming before the Meeting, except as otherwise provided by law or the Articles, and except that no such shares shall be voted at any Meeting upon which any installment is due and unpaid. Voting for Directors and, upon the demand of any Shareholder, voting upon any question properly before a Meeting, shall be by paper or electronic ballot. When a quorum is present at any Meeting, a plurality shall be necessary to elect any Director, and on all other matters, the action shall be approved if the number of votes cast favoring the action exceed the votes cast opposing the action, unless applicable law or the Articles require a greater number of affirmative votes.

Section 9.    Shareholder List. The Secretary shall prepare before each Meeting a complete list of the Shareholders entitled to notice of such Meeting, arranged in alphabetical order by class of Shares (and by each series within each class), and showing the address of, and the number of shares held by, each Shareholder (the “Shareholder List”). Beginning five (5) business days before the Meeting and continuing throughout the Meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the Meeting notice in the city where the Meeting will be held and shall be available for inspection by any Shareholder entitled to vote at the Meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder’s purpose, and if the Shareholder List is directly connected with the Shareholder’s purpose, a Shareholder (or such Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder’s expense, during the period the Shareholder List is available for inspection. The Secretary shall also make the Shareholder List available at the Meeting, and any Shareholder (or the Shareholder’s agent or attorney authorized in writing) is entitled to inspect the Shareholder List at any time during the Meeting or any adjournment. If the Meeting is held solely by means of remote communication, the Shareholder List must be open to examination by any Shareholder at any time during the Meeting on a reasonably accessible electronic network and information required to access the Shareholder List shall be provided with the notice of the Meeting. Failure to make available such list shall not affect the validity of any action taken at the Meeting for which it was required to be prepared.

Section 10.    Proxies. A Shareholder may vote either in person or by a proxy (a) executed in writing by the Shareholder or a duly authorized attorney-in-fact, (b) submitted electronically, or (c) any other method allowed by law, in each case, in accordance with law. No proxy shall be valid after eleven (11) months from the date of its execution, unless a shorter or longer time is expressly provided therein.

Section 11.    Advance Notice of Shareholder Nominations and Proposals.

(a)    Annual Meetings. At an Annual Meeting, only such nominations of persons for the election of Directors and such other business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before an Annual Meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board; or (iii) otherwise properly brought before the Annual Meeting by a Shareholder who is a Shareholder of record of the Corporation at the time such notice of meeting is mailed, who is entitled to vote at the Annual Meeting, and who complies with the notice procedures set forth in this Section 11.

In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for Shareholder action. For business, including, but not limited to, Director nominations, to be properly brought before an Annual Meeting by a Shareholder pursuant to Section 11(a)(iii), the Shareholder or Shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 11 in writing to the Secretary even if such matter is already the subject of any notice to the Shareholders or a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Public Disclosure”).

To be timely, notice of a Proposing Shareholder’s business to be brought before an Annual Meeting, including, but not limited to, Director nominations, must be mailed to and received at the Principal Office: (x) neither later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year’s Annual Meeting if the Annual Meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s Annual Meeting or not later than sixty (60) days after the anniversary of the previous year’s Annual Meeting; and (y) with respect to any other Annual Meeting, including in the event that no Annual Meeting was held in the previous year, not earlier than the close of business one hundred twenty (120) days prior to the Annual Meeting and not later than the close of business on the later of: (1) the ninetieth (90th) day prior to the Annual Meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such Annual Meeting. In no event shall the Public Disclosure of an adjournment or postponement of an Annual Meeting commence a new notice period (or extend any notice period).

(b)    Shareholder Nominations. For the nomination of any person or persons for election to the Board pursuant to Section 11(a)(iii) or Section 11(d)(ii), a Proposing Shareholder’s notice to the Secretary shall set forth or include:

(i)    the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)    the principal occupation or employment of each such nominee;

(iii)    the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)    such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(v)    a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(A)    consents to being named in the Corporation’s proxy statement as a nominee and to serving as a Director if elected, and

(B)    represents that he or she has read and agrees to adhere to the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading; and

(vi)    as to the Proposing Shareholder:

(A)    the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B)    the class and number of shares of capital stock of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the Meeting within five (5) business days after the record date for such Meeting,

(C)    a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the Meeting within five (5) business days after the record date for such Meeting,

(D)    a description of any agreement, arrangement, or understanding (including, but not limited to, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of Share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of capital stock of the Corporation, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the Meeting within five (5) business days after the record date for such Meeting,

(E)    a representation that the Proposing Shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at the Meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice, and

(F)    a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from Shareholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c)    Other Shareholder Proposals. For all business other than Director nominations, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the Annual Meeting:

(i)    a brief description of the business desired to be brought before the Annual Meeting;

(ii)    the reasons for conducting such business at the Annual Meeting;

(iii)    the text of any proposal or business (including the text of any resolutions proposed for consideration);

(iv)    any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)    any other information relating to such Proposing Shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)    a description of all agreements, arrangements, or understandings between or among such Shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such Shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such Shareholder, beneficial owner, or their affiliates or associates; and

(vii)    the information required by Section 11(b)(vi) above.

(d)    Special Meetings of Shareholders. Only such business shall be conducted at a Special Meeting as shall have been brought before the Special Meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a Special Meeting called in accordance with these By-Laws at which Directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board; or (ii) provided that the Board has determined that Directors shall be elected at such Special Meeting, by any Shareholder who is a Shareholder of record at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who is entitled to vote at the Special Meeting and upon such election, and who complies with the notice procedures set forth in this Section 11.

In the event the Corporation calls a Special Meeting for the purpose of electing one or more Directors, any Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such Shareholder delivers a Shareholder’s notice that complies with the requirements of this Section 11 to the Secretary at the Principal Office not earlier than the close of business on the one hundred twentieth (120th) day prior to such Special Meeting and not later than the close of business on the later of: (x) the ninetieth (90th) day prior to such

Special Meeting; or (y) the tenth (10th) day following the first date of Public Disclosure of the date of the Special Meeting and of the nominees proposed by the Board to be elected at such Special Meeting. In no event shall the Public Disclosure of an adjournment or postponement of a Special Meeting commence a new time period (or extend any notice time period).

(e)    Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at any Meeting to serve as Directors and only such other business shall be conducted at a Meeting as shall be properly brought before the Meeting in accordance with the procedures set forth in this Section 11. The Chairman shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the Meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11. If any proposed nomination or other business was not made or proposed in compliance with this Section 11, then except as otherwise provided by law, the Chairman shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an Annual Meeting or propose a nomination at a Special Meeting pursuant to this Section 11 does not provide to the Corporation the information that is required under this Section 11, including the updated information required within five (5) business days after the record date for such Meeting, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the Meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f)    Rule 14a-8. This Section 11 shall not apply to a proposal made by a Shareholder if the Shareholder has notified the Corporation of the Shareholder’s intention to present the proposal at an Annual Meeting or Special Meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such Meeting.

Section 12.    Validity of a Vote, Consent, Waiver, or Proxy Appointment. If the name on a vote, consent, waiver, or proxy appointment corresponds to the name of a Shareholder, the Corporation if acting in good faith may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Shareholder. The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature or the signatory’s authority or the validity of an electronic submission or the submitter’s authority. If so accepted or rejected, the Corporation and its Directors and Officers (as hereinafter defined in Article V Section 2) are not liable in damages to the Shareholder for any consequences of the rejection. Any of the Corporation’s actions based on an acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 12 is valid.

Section 13.    Fixing of Record Date to Determine Shareholders Entitled to Vote. The Board may fix a date and time not more than seventy (70) days prior to the holding of any Meeting as the time as of which Shareholders entitled to notice of, and to vote at, such Meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such Meeting. In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such Meeting. Any determination of Shareholders entitled to notice of or to vote at a Meeting is effective for any adjournment of the Meeting unless the Board fixes a new record date, which is only required if the Meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original Meeting.

Section 14.    Remote Participation. A Shareholder may participate in a Meeting by means of remote communications by which all persons participating in the Meeting can communicate with each other, and participating by these means constitutes presence in person at the Meeting, but only if the Board determines to hold a Meeting by means of remote communication. In such event, the Corporation shall: (a) implement reasonable measures to verify that each Shareholder considered present and permitted to vote at the Meeting by means of remote communication is that Shareholder or the Shareholder’s proxy; (b) implement reasonable measures to provide a Shareholder described in subpart (a) with a reasonable opportunity to participate in the Meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the Meeting and communicate with the other persons present at the Meeting substantially concurrently with the proceedings; and (c) maintain a record of any votes cast or actions taken by a Shareholder who participated in a Meeting by remote communication.

Article IV
Board of Directors

Section 1.    Number. The business and affairs of the Corporation shall be managed by the Board, consisting of not less than five (5) nor more than twenty (20) Directors, as may be specified from time to time by resolution adopted by a majority of the total number of the Directors, divided into three (3) classes as provided in the Articles. If and whenever the Board has not specified the number of Directors, the number shall be fourteen (14). The total number of Directors so designated from time to time is referred to herein as the “Full Board.” All Directors elected, except in the case of earlier resignation, removal, death, or incapacity, shall hold office in accordance with the term set forth in the Articles; provided, however, each Director shall continue to serve until his or her successor is chosen and qualified.

Section 2.    Vacancies and Removal. Any vacancy occurring in the Board shall be filled as provided in the Articles. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation, and other pertinent information about any Director elected by the Board to fill any vacancy. Any Director, or the Full Board, may be removed from office only as provided in the Articles.

Section 3.    Powers and Duties. In addition to the powers and duties expressly conferred upon it by law, the Articles, or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles, or these By-Laws.

Section 4.    Lead Independent Director. A majority of the independent Directors may elect from among the independent members of the Board a lead independent director (“Lead Independent Director”), but such election of a Lead Independent Director shall not be required. If elected, the Lead Independent Director shall have such duties and authority as determined by the Board, and may be removed as Lead Independent Director by a vote of a majority of the independent Directors. For purposes herein, “independent” has the meaning prescribed for companies listed on the NASDAQ Stock Market or such other exchange or system upon which the Corporation’s securities are listed, quoted or traded and any other standards of independence as may be prescribed for purposes of any federal securities, tax, banking or other laws relating to the Corporation.

Section 5.    Annual Board Meeting. Unless otherwise determined by the Board, the Board shall meet each year immediately after the Annual Meeting, at the place where such Meeting has been held, for the purpose of organization, election of Principal Officers of the Corporation (as hereinafter defined in Article V Section 1), and consideration of any other business that may properly be brought before such annual meeting of the Board (the “Annual Board Meeting”). No notice shall be necessary for the holding of the Annual Board Meeting. If the Annual Board Meeting is not held as above provided, the election of Principal Officers and consideration of other business that would otherwise be properly brought before the Board as described herein may be held at any subsequent duly constituted meeting of the Board (a “Board Meeting”).

Section 6.    Regular Board Meetings. Regular meetings of the Board (“Regular Board Meeting”) may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

Section 7.    Special Board Meetings. Special meetings of the Board (“Special Board Meeting”) may be called at any time or from time to time by the Chairman, the Chief Executive Officer, or the President and shall be called on the written request of at least two (2) Directors. Notice of the date, time, and place, either within or outside the State of Indiana, of a Special Board Meeting shall be personally delivered, sent by electronic mail or facsimile, or telephoned to each Director at least twenty-four (24) hours prior to the time of the meeting, or sent by mail or overnight courier to each Director at least forty-eight (48) hours prior to the time of the meeting. Any such notice shall be delivered, as applicable, to his or her usual place of business or residence, business or personal email address, or telephone or facsimile number. Special Board Meetings shall be held at the Principal Office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof.

Section 8.    Waiver of Notice. A Director may waive notice of any Board Meeting before or after the date and time of the Board Meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records of the Corporation. A Director’s attendance at or participation in a Board Meeting shall constitute a waiver of notice unless the Director at the beginning of the Board Meeting (or promptly upon the Director’s arrival) objects to holding the Board Meeting or transacting business at the Board Meeting and does not thereafter vote for or assent to action taken at the Board Meeting.

Section 9.    Participation Remotely in Meetings. Any or all Directors may participate in any Board Meeting by, or the Board may conduct a Board Meeting through use of, any means of remote communication by which all Directors participating in the Board Meeting can simultaneously hear each other, and participation by these means constitutes presence in person at the Board Meeting.

Section 10.    Quorum; Voting. At all Board Meetings, a majority of the number of Directors designated for the Full Board shall be necessary to constitute a quorum for the transaction of any business, except that (a) for the purpose of filling of vacancies, a majority of Directors then in office shall constitute a quorum, and (b) a lesser number may adjourn a Board Meeting from time to time until a quorum is present. The act of a majority of the Board present at a Board Meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles, or these By-Laws. A Director, who is present at a Board Meeting at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless: (x) he or she objects at the beginning of the Board Meeting (or promptly upon his or her arrival) to holding the Board Meeting or transacting business at the Board Meeting, (y) his or her dissent or abstention from the action taken is entered in the minutes of the Board Meeting, or (z) he or she delivers written notice of his or her dissent or abstention to the Chairman before its adjournment or to the Secretary immediately after adjournment of the Board Meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken. Proxies are not permitted for acts of Directors.

Section 11.    Consent Action by Directors. Any action required or permitted to be taken at any Board Meeting may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all members of the Board and such written consent is delivered to the Secretary and filed with the minutes of proceedings of the Board or filed with the corporate records reflecting the action taken. Action taken under this Section 11 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the consent is effective on that date. A Director may withdraw his or her consent by a written revocation signed by the Director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all other Directors.

Section 12.    Committees. The Board may, from time to time, by resolution adopted by not less than a majority of the Full Board, designate from among its members an executive committee, audit committee, and one (1) or more other committees, each of which, to the extent provided in the resolution, the Articles, or these By-Laws, may exercise all of the authority of the Board; provided, however, no such committee has the authority to (a) authorize distributions (except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board); (b) approve or propose to Shareholders action that applicable law requires to be approved by Shareholders; (c) fill vacancies on the Board or any of its committees; (d) amend the Articles; (e) adopt, amend, or repeal these By-Laws; (f) approve a plan of merger not requiring Shareholder approval; or (g) except as otherwise authorized by the Board, authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares. No member of any committee shall continue to be a member thereof after he or she ceases to be a Director. A member of the Board shall not be liable for any action taken by any such committee if he or she is not a member of that committee and has acted in good faith and in a manner he or she reasonably believes is in the best interest of the Corporation. Provisions of the Articles and these By-Laws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board apply to committees and their members as well.

Section 13.    Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date.

Section 14.    Election Not to be Governed by Indiana Code Section 23-1-33-6(c). The Corporation shall not be governed by any of the provisions set forth in Indiana Code Section 23-1-33-6(c).

Section 15.    Distributions and Dividends.

(a)    Distributions. The Board shall have the power, subject to any restrictions and legal limitations or as set forth in the Articles, to declare and pay distributions upon the outstanding capital stock of the Corporation to its Shareholders as and when they deem expedient. Before declaring any distribution, there may be set aside, out of any funds of the Corporation available for distribution, such sums as the Board from time to time, in their absolute discretion, deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board shall deem conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created. For purposes hereof, a “distribution” includes any direct or indirect transfer of money or other property (except the Corporation’s own shares) or incurrence or transfer of indebtedness by the Corporation to or for the benefit of its Shareholders in respect of any of its shares, whether in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

(b)    Share Dividends. Except as otherwise provided by law or the Articles, the Board may issue shares, in the form of a Share dividend or Share split, pro rata and without consideration to the Shareholders or to the Shareholders of one (1) or more classes or series.

(c)    Record Date. The Board may fix a record date, declaration date, and payment date with respect to any Share dividend, or distribution to the Shareholders. If no record date is fixed for the determination of Shareholders entitled to receive payment of a Share dividend or distribution (other than with respect to a repurchase or reacquisition of shares), the end of the day on which the resolution of the Board declaring such Share dividend or distribution is adopted shall be the record date for such determination.

Article V
Officers

Section 1.    Principal Officers. The principal officers of the Corporation shall be a Chairman, Chief Executive Officer, a President, a Chief Financial Officer, a Chief Credit Officer, and a Chief Operating Officer, each as hereinafter defined (“Principal Officers”). Any two (2) or more offices may be held by the same person.

Section 2.    Supporting Officers. In addition to the Principal Officers described in Section 1 of this Article V, the Corporation may have a Vice Chairman, Secretary, Treasurer, Controller, Director of Internal Audit, one (1) or more Vice Presidents (of any level, whether senior, assistant, or as otherwise designated), Assistant Secretaries, each as hereinafter defined, agents, and employees (employees of the Corporation shall hereinafter be referred to as “Associates”) as the Chief Executive Officer, the President, or the Board may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority, and perform such duties, as the Chief Executive Officer, the President, or the Board may from time to time determine (“Supporting Officers” and, collectively with the Principal Officers, the “Officers”).

Section 3.    Election of Officers. The Principal Officers shall be elected by the Board at the Annual Board Meeting and shall hold office for one (1) year or until their respective successors shall have been duly elected and shall have qualified; provided, however, the Board may at any time elect one (1) or more persons to a new or different offices and/or change the title, designation, and duties and responsibilities of any of the Principal Officers consistent with applicable law, the Articles, and these By-Laws. The Board may delegate to any Principal Officer the power to appoint and to remove any Supporting Officers, agents, or Associates.

Section 4.    Vacancies; Removal. Any vacancy among the Principal Officers may be filled for the unexpired term by the Board. Any Principal Officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the Full Board. Any vacancy among the Supporting Officers may be filled by the Chief Executive Officer or his designee(s). Any Supporting Officer may be removed, with or without cause, at any time by the Chief Executive Officer or his designee(s).

Section 5.    Resignations. Any Principal Officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President, or the Secretary. Any Supporting Officer may resign at any time by giving written notice to any Principal Officer. Any such Officer resignation shall be effective when delivered or otherwise at the Chief Executive Officer’s discretion.

Section 6.    Authority and Duties. In each case subject to the supervision and direction of the Board and the supervising Officer(s) to whom such individual reports, the Officers shall have the authority and perform the duties specified below and as may be additionally specified by the Board, the Chief Executive Officer, the President, or these By-Laws, except that, in any event, each Officer shall exercise such powers and perform such duties as may be required by law:

(a)    Chairman of the Board. The Board shall appoint one (1) of its members to be the chairman of the board (the “Chairman”) to serve at its pleasure. The Chairman shall preside at all meetings of the Board and Shareholders and have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

(b)    Vice Chairman. The vice chairman of the Corporation (“Vice Chairman”), if any, shall perform the duties of the Chairman in his or her absence and have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

(c)    Chief Executive Officer. The chief executive officer of the Corporation (the “Chief Executive Officer”) shall have general and active control of the Corporation’s affairs and business and general supervision of its Officers, agents, and Associates. The Chief Executive Officer shall have general executive powers, cause all orders and resolutions of the Board to be carried into effect, and perform the duties and have the powers incident to the office of a chief executive officer and such other duties and powers as, from time to time, may be assigned by the Board. In the absence of the Chairman and Vice Chairman, the Chief Executive Officer shall preside at any meeting of the Board or Shareholders.

(d)    President. The president of the Corporation (the “President”) shall be a member of the Board and participate in the supervision of the business and affairs, including, but not limited to, strategic planning, of the Corporation. The President shall have general executive powers and perform the duties and have the powers incident to the office of a president and such other duties and powers as, from time to time, may be assigned by the Board or the Chief Executive Officer. In the absence of the Chairman, Vice Chairman, and Chief Executive Officer, the President shall preside at any meeting of the Board or Shareholders.

(e)    Chief Financial Officer. The chief financial officer of the Corporation (the “Chief Financial Officer”) shall be the principal financial officer of the Corporation and perform the duties and have the powers incident to the office of a chief financial officer and such other duties and powers as, from time to time, may be assigned by the Board, the Chief Executive Officer, or the President.

(f)    Chief Credit Officer. The chief credit officer of the Corporation (the “Chief Credit Officer”) shall have control and supervision over all lending operations of the Corporation and perform the duties and have the powers incident to the office of a chief credit officer and such other duties and powers as, from time to time, may be assigned by the Board, the Chief Executive Officer, or the President.

(g)    Chief Operating Officer. The chief operating officer of the Corporation (the “Chief Operating Officer”) shall be the principal officer responsible for the administration and operations of the Corporation and perform the duties and have the powers incident to the office of a chief operating officer and such other duties and powers as, from time to time, may be assigned by the Board, the Chief Executive Officer, or the President.

(h)    Vice Presidents. Each vice president of the Corporation, whether designated as senior, assistant, or otherwise (a “Vice President”), if any, shall have such powers and perform such duties as may be prescribed for him or her by the Board or delegated to him or her by the Chief Executive Officer or President.

(i)    Secretary. The secretary of the Corporation (the “Secretary”) shall have the custody and care of the Seal, records, and minutes; attend all meetings of the Shareholders and the Board and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; give, or cause to be given, notice of all meetings of the Shareholders and the Board when such notice is required; file and take charge of all papers and documents belonging to the Corporation; and have such other powers and perform such other duties as are incident to the office of a secretary and such other duties and powers as, from time to time, may be assigned by the Board, the Chief Executive Officer, or the President.

(j)    Assistant Secretaries. Each assistant secretary of the Corporation (an “Assistant Secretary”), if any, shall assist the Secretary in his or her duties and shall have such other powers and perform such other duties as may be prescribed for him or her by the Board or delegated to him or her by the Chief Executive Officer, the President, or the Secretary.

(k)    Treasurer. The treasurer of the Corporation (the “Treasurer”) shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board; keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation; deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or, in the absence of such action by the Board, as designated by the Chief Executive Officer or the President; and perform the duties and have the powers incident to the office of a treasurer and such other duties and powers as, from time to time, may be assigned by the Board, the Chief Executive Officer, or the President. If required by the Board, the Treasurer shall give the Corporation a bond, in such an amount and with such surety or sureties as may be ordered by the Board, for the faithful performance of the duties of his or her office and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(l)    Controller. The controller of the Corporation (the “Controller”) shall have control and supervision over the accounting records of the Corporation pertaining to monies, properties, materials, and supplies, and perform the duties and have the powers incident to the office of a controller and such other duties and powers as, from time to time, may be assigned by the Board, the Chief Executive Officer, or the President.

(m)    Director of Internal Audit. The director of internal audit of the Corporation (the “Director of Internal Audit”) shall have control and supervision over the internal governance, controls, and risks management of the Corporation and perform the duties and have the powers incident to the office of a director of internal audit and such other duties and powers as, from time to time, may be assigned by the Board, Audit Committee of the Board, or the Chief Executive Officer.

(n)    Supporting Officers. Each Supporting Officer not specifically defined herein shall have such powers and perform such duties as may be prescribed for him or her by the Board or delegated to him or her by the Chief Executive Officer or President from time to time.

Article VI
Certificates for Shares

Section 1.    Certificates.

(a)    Certificated and Uncertificated Shares. Shares of capital stock of the Corporation may be certificated or uncertificated and shall be entered in the books of the Corporation as they are issued. Certificates for shares (“Certificates”), if so represented, shall be in such form, consistent with law and the Articles, as shall be approved by the Board. Certificates for each class, or series within a class, shall be numbered consecutively as issued. Each Certificate shall be signed (either manually or in facsimile) by either (i) the Board or (ii) the Chairman, President or a Vice President and the Secretary or an Assistant Secretary, and may have affixed thereto the Seal, which may be a facsimile, engraved, or printed. Within a reasonable time after the issuance or transfer of an uncertificated share, the Corporation shall send to the registered owner thereof a written notice (the “Stock Ownership Notice”).

(b)    Disclosure. Each Certificate and Stock Ownership Notice shall include, at minimum, the following: (i) the name of the Corporation and that it is organized under the laws of the State of Indiana; (ii) the name of the registered holder; (iii) the number and class and the designation of the series, if any, of the shares represented thereby; (iv) if applicable, a summary of the designations, relative rights, preferences, and limitations applicable to such class and the variations in rights, preferences, and limitations determined for each series and the authority of the Board to determine such variations for future series, provided, however, that such summary may be omitted if the Certificate states conspicuously on its front or back or the Stock Ownership Notice includes a conspicuous statement that the Corporation will furnish the Shareholder such information upon written request and without charge; (v) if applicable, any restrictions on transfer or registration of transfer of shares shall be conspicuously noted on the front or back of the Certificate or contained in the Stock Ownership Notice; and (vi) such other information as may be required by applicable law.

Section 2.    Transfer of Shares.

(a)    Generally. Certificated shares shall be transferable only on the books of the Corporation upon surrender of the Certificate or Certificates representing the same, properly endorsed by the registered holder or by his, her, or its duly authorized attorney, and uncertificated shares shall be transferable only on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of such shares, and, in each case, accompanied by proper evidence of succession, assignment, or authority to transfer. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the records of the Corporation.

(b)    Transfer Restrictions. The Corporation may impose restrictions on the transfer or registration of transfer of shares by means of the Articles, these By-Laws, or by an agreement with Shareholders. Shareholders may agree between or among themselves to impose a restriction on the transfer or registration of transfer of shares. A restriction which is authorized by the Indiana Business Corporation Law and which has its existence noted conspicuously on the front or back of the Certificate or contained in the Stock Ownership Notice is valid and enforceable against the holder or a transferee of the holder. If so noted, the restriction is enforceable against a person without knowledge of the restriction.

Section 3.    Lost, Stolen, or Destroyed Certificates. The Corporation may cause a new Certificate or Certificates to be issued in place of any Certificate or Certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit or affirmation of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. At the request of the Full Board, the President, or Chief Executive Officer, in their sole discretion, as a condition precedent to the issuance thereof, the owner of such lost, stolen, or destroyed Certificate or Certificates, or his, her, or its legal representative, shall give the Corporation and/or its transfer agents and registrars a bond of indemnity in such sum and in such form as they may direct to indemnify against any claim that may be made against the Corporation and/or its transfer agents and registrars with respect to the Certificate or Certificates alleged to have been lost, stolen, or destroyed or the issuance of such new Certificate.

ARTICLE VII
Corporate Books and Records

Section 1.    Places of Keeping. Except as otherwise provided by law, the Articles, or these By-Laws, the books and records of the Corporation (including the “Corporate Records,” as defined in the Articles) may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the President. Notwithstanding the foregoing, the following records shall be kept at the Principal Office: (a) the Articles; (b) these By-Laws; (c) resolutions adopted by the Board with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (d) the minutes of all Shareholders’ meetings, and records of all action taken by Shareholders without a meeting, for the past three (3) years; (e) all written communications to Shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years; (f) a list of the names and business addresses of the Corporation’s current Directors and Officers; and (g) the Corporation’s most recent biennial report delivered to the Indiana Secretary of State (collectively, the “Inspection Records”).

Section 2.    Stock Book. The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Shareholder (the “Record of Shareholders”).

Section 3.    Inspection of Corporate Records. Any Shareholder (or his, her, or its agent or attorney authorized in writing) shall be entitled to inspect and copy, during regular business hours at the Principal Office, at his, her, or its expense, after giving the Corporation at least five (5) business days’ written notice of his, her, or its demand to do so, any of the Inspection Records. Any Shareholder (or his, her, or its agent or attorney authorized in writing) shall also be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, at his, her, or its expense, after giving the Corporation at least five (5) business days’ written notice of his, her, or its demand to do so, the following records, if the Shareholder’s demand is made in good faith and for a proper purpose and describes with reasonable particularity his, her, or its purpose and the records he, she, or it desires to inspect, and the records are directly connected with his, her, or its purpose: to the extent not subject to inspection under the previous sentence, (a) excerpts from minutes of any meeting of the Board; (b) records of any action of a committee of the Board while acting in place of the Board on behalf of the Corporation; (c) minutes of any meeting of the Shareholders; (d) records of action taken by the Shareholders or Board without a meeting, (e) appropriate accounting records of the Corporation; and (f) the Record of Shareholders.

Section 4.    Transfer Agents; Registrars. The Board may appoint one (1) or more transfer agents and registrars for its shares of capital stock and may require all Certificates to bear the signature either of a transfer agent or of a registrar, or both. Such appointment will be recorded in the Board’s minutes.

ARTICLE VIII
Checks, Drafts, Deeds, and Other Securities

Section 1.    Checks, Drafts, Notes, Etc. All checks, drafts, notes, or orders for the payment of money of the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed by one (1) or more Officers as authorized in writing by the Chief Executive Officer, the President, or the Chief Financial Officer. In addition, the Chief Executive Officer, the President, or the Chief Financial Officer may authorize any one (1) or more Associates to sign checks, drafts, and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the Chief Executive Officer, the President, or the Chief Financial Officer for any one (1) check, draft, or order.

Section 2.    Deeds, Notes, Bonds, Mortgages, Contracts, Etc. All deeds, notes, bonds, instruments, and mortgages made or entered into by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, or any other Officer so authorized by the Board and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer or by any other Associate designated by the Chief Executive Officer, the President, the Chief Financial Officer, or a Vice President to execute such contracts and agreements.

Section 3.    Sale or Transfer of Securities. Subject to further orders and directions of the Board, any security or similar interest issued by any person or entity and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President, or the Chief Financial Officer, and said endorsement shall be duly attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal.

Section 4.    Voting of Securities of Other Persons. Subject to further orders and directions of the Board, any security or similar interest issued by any other person or entity and owned or controlled by the Corporation (an “Investment Interest”) may be voted at any security holders’ meeting of such other person or entity by the Chief Executive Officer, the President, the Chief Financial Officer, or a Vice President. Whenever, in the judgment of the Chief Executive Officer, the President, or the Chief Financial Officer, it is desirable for the Corporation to execute a proxy or give a security holder’s consent in respect of any Investment Interest, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer, or a Vice President, and, when necessary or required, shall be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote an Investment Interest the same as such Investment Interest might be voted by the Corporation.

ARTICLE IX
Indemnification

Section 1. General. The Corporation shall, to the fullest extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, arbitration, mediation, investigation, appeal, or other proceeding (“Claim”), whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he or she is or was a Director, Officer, Associate, or agent of the Corporation, or who, while serving as such Director, Officer, Associate, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against expenses (including, by way of example and not limitation, counsel fees and disbursements; the costs of expert witnesses, arbitrators, mediators, enforcing indemnification rights as described herein, and security bonds), judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and other liabilities required to be paid with respect to the Claim actually or reasonably incurred (“Expenses”) by him or her in accord with such Claim, if he or she acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interests of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

For purposes of this Article IX, "to the fullest extent permitted by applicable law" means the maximum extent permitted by the public policy or law of the State of Indiana or the United States of America. Any person covered by this Article IX may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option: (i) on the basis of the applicable law on the date these By-laws became effective, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the Claim, or (iii) on the basis of the applicable law in effect at the time indemnification or advancement or reimbursement of expenses is sought.

The termination of any Claim by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

Section 2. Authorization of Indemnification. To the extent that a Director, Officer, Associate, or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any Claim referred to in Section 1 of this Article IX, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person as a matter of right against Expenses actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 1 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, Associate, or agent is permissible in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such Claim; or (2) if a quorum cannot be obtained under subdivision (1), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such Claim; or (3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (4) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such Claim may not be voted on the determination. For avoidance of doubt, indemnification may be partial or full as circumstances may warrant from time to time.

Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under subsection (3) in this Section 2 to select counsel.

Section 3. Good Faith Defined. For purposes of any determination under Section 1 of this Article IX, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 1 if his or her action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more Officers or Associates of the Corporation or another enterprise whom he or she reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he or she reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he or she reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 of this Article IX.

Section 4. Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal Claim may be paid for or reimbursed by the Corporation in advance of the final disposition of such Claim, as authorized in the specific case in the same manner described in Section 2 of this Article IX, upon receipt of a written affirmation of the Director, Officer, Associate or agent's good faith belief that he or she has met the standard of conduct described in Section 1 of this Article IX and upon receipt of a written undertaking by or on behalf of the Director, Officer, Associate or agent to repay such amount if it shall ultimately be determined that he or she did not meet the standard of conduct set forth in this Article IX, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article IX.

Section 5. Provisions Not Exclusive. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Corporation’s Articles of Incorporation, these By-Laws, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Associate or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 6. Vested Right to Indemnification. The right of any individual to indemnification under this Article IX shall vest at the time of occurrence or performance of any event, act or omission giving rise to any Claim of the nature referred to in Section 1 of this Article IX and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration, or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article IX shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article IX.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, Associate, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, Associate, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article IX.

Section 8. Additional Definitions. For purposes of this Article IX, references to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

For purposes of this Article IX, serving an employee benefit plan at the request of the Corporation shall include any service as a Director, Officer, Associate, or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, Associate, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" referred to in this Article IX.

For purposes of this Article IX, "party" includes any individual who is or was a plaintiff, defendant, or respondent in any Claim, or who is threatened to be made a named defendant or respondent in any Claim.

For purposes of this Article IX, "official capacity," when used with respect to a Director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the Associate or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

Section 9. Payments as a Business Expense. Any payments made to any indemnified party under this Article IX or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

ARTICLE X
Miscellaneous

Section 1.    Fiscal Year. The Corporation’s fiscal year shall begin on January 1 of each year and end on December 31 of the same year.

Section 2.    Amendments to By-Laws. Except as otherwise provided in the Articles, the Board shall have the power, without the assent or vote of the Shareholders, to make, alter, amend, or repeal these By-Laws by the affirmative vote of a majority of the Full Board. Shareholders shall have the power to make alter, amend, or repeal these By-Laws to the extent provided in the Articles.

Section 3.    Severability. If any provision or provisions of these By-Laws shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of these By-Laws (including, without limitation, each portion of any sentence of these By-Laws containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * * * *